EXHIBIT 10.2
                     AGREEMENT AND PLAN OF REORGANIZATION
                     ------------------------------------

     This AGREEMENT AND PLAN OF REORGANIZATION ("Agreement"), dated October 11, 2001, between USR HOLDINGS CO. ("USRH" or the "Company"), a Colorado Corporation and, TECHNOL FUEL CONDITIONERS, INC. ("TECHNOL"), a New Jersey S corporation. The parties acknowledge and agree that the terms and provisions of this Agreement, including without limitation the shares of stock transferable hereunder, may not be assigned without the prior written approval of the other party.

     USRH was incorporated as Interactive Golf Marketing, Inc. in the state of Colorado on March 6, 1998. On February 2, 1999, the corporation changed its name to Wowstores.com. Inc. The Company changed its name to USR HOLDINGS Co. on February 1, 2001. The Company's authorized capital consist of 700,000,000 shares of common stock, par value $0.000l and 10,000,000 preferred shares authorized, par value $0.001. As of the effective date of this Agreement, USRH has issued and outstanding 563,388,309 common shares (the "OUTSTANDING SHARES"). USRH agrees to effectuate a pre-closing reverse split of 1:400 of its OUTSTANDING SHARES which will then result in 1,408,470 shares being issued and outstanding.

                            PLAN OF REORGANIZATION
                            ----------------------

     The reorganization will comprise in general, the acquisition of TECHNOL by USRH pursuant to an I.R.S. qualified tax free exchange whereupon TECHNOL shall become a wholly owned subsidiary of USRH, all subject to the terms and conditions of the agreement hereinafter set forth. For purposes of this Agreement, the terms "shares", "stock" and/or "common capital stock" shall be interchangeable.

                                  AGREEMENT
                                  ---------

     In order to consummate the foregoing Plan of Reorganization, and in consideration of the premises and of the representations and undertakings herein set forth, the parties agree as follows:

     1. Transfer of shares. Upon and subject to the terms and conditions herein stated, USRH shall acquire from TECHNOL's shareholders, whose signatures appear below, whom shall transfer, assign, and convey to USRH all of the issued and outstanding shares of TECHNOL's common stock to USRH in exchange for 18,260,000 shares of USRH newly issued stock. By virtue of the transaction, USRH shall acquire TECHNOL as a going concern, including all of the properties and assets of TECHNOL of every kind, nature, and description, tangible and intangible, wherever situated, including, without limiting the generality of the foregoing, its business as a going concern, its goodwill, and the corporate name (subject to changes referred to or permitted herein or occurring in the ordinary course of business prior to the time of closing provided herein). Upon, and immediately subsequent to, the aforementioned acquisition, USRH will merge into its wholly-owned subsidiary (TECHNOL) under
Section 7-7106 of the Colorado Corporations Code.

     2. Issuance and delivery of stock. In consideration of and in exchange for the foregoing transfer, assignment, and conveyance, and subject to compliance by USRH and TECHNOL with their warranties and undertakings contained herein, USRH shall issue and deliver to TECHNOL one or more stock certificates registered in the name of the undersigned shareholders of TECHNOL, on a pro-rata basis totaling 11,260,000 in exchange for 1,185,600 shares of TECHNOL Common stock constituting 100% of the issued and outstanding shares of TECHNOL. In addition out of the 18,260,00 the following shares shall be issued: 4,941,530 shall be issued to the Technol Funding Group as designated by their counsel, 200,000 shares to be issued to NMR as part of the conditional Brazilian-Indio Services.com, Inc. merger, and 1,950,000 to issued into escrow for the Technol Funding Group upon completion of the funding agreement which shall constitute all of the Technol shares or rights to shares on a fully diluted basis, including warrants, options or stock purchase rights including claims regarding any other shares of TECHNOL. All of the shares exchanged shall, upon such issuance and delivery, shall be fully paid and non-assessable.

     3. Investment intent.

          3.1 Each TECHNOL Shareholder ("Subscriber") understands and acknowledges that the USRH Shares being acquired hereunder have not been registered under the Securities Act of 1933 (the "Act") or applicable state securities laws; (ii) the Subscriber cannot sell such Stock unless such securities are registered under the Act and any applicable state securities laws or unless exemptions from such registration requirements are available; (iii) a legend will be placed on any certificate or certificates evidencing the Stock, stating that such securities have not been registered under the Act and setting forth or referring to the restrictions on transferability and sales of the securities.

          3.2 Such Subscriber (i) is acquiring the Shares solely for the Subscriber's own account for investment purposes only and not with a view toward resale or distribution, either in whole or in part;
          (ii) has no contract, undertaking, agreement or other arrangement, in existence or contemplated, to sell, pledge, assign or otherwise transfer the Shares to any other person; (iii) agrees not to sell or otherwise transfer the Subscriber's Shares unless and until such securities are subsequently registered under the Act and any applicable state securities laws or unless an exemption from any such registration is available.

          3.3 Such Subscriber understands that an investment in the Shares involves substantial risks and Subscriber recognizes and understands the risks relating to this transaction regarding the issuance of the USRH shares.

          3.4 Such Subscriber has, either alone or together with the Subscriber's Purchaser Representative (as that term is defined in Regulation D under the Act), such knowledge and experience in financial and business matters that the Subscriber is capable of evaluating the merits and risks of the acquisition by USRH.

     4. Dissenting shares: None. TECHNOL represents and warrants that there are no dissenting shareholders with respect to the proposed merger or acquisition.

     5. Place of closing. The closing of this agreement and all deliveries hereunder shall take place via electronic closing by fax or e-mail.

     6. Time of closing. The closing shall be 3:00 PM, Mountain Standard time (or such other time as may be mutually agreed upon) on the closing date which shall be January 2, 2002, unless extended by mutual agreement of the parties. The last date fixed by mutual agreement of the parties or otherwise becoming effective under this paragraph shall constitute the closing date.

     7. Representations and warranties of USRH. USRH and its shareholders represent and warrant to TECHNOL that:

     (a) Corporate status. USRH is a corporation duly organized and existing under the laws of the State of Colorado with an authorized capital stock consisting of 700,000,000 Common shares, of which 563,388,309 common shares are currently issued and outstanding; and 10,000,000 Preferred shares, of which none are issued or outstanding. USRH is a holding corporation for two subsidiaries:

          (1) U.S. Receivables Management Corp., 500 North Broadway, Suite 129, Jericho, NY 11753, was incorporated March 20, 1998 in the State of Delaware. The company is engaged in the business of consumer and commercial debt collection. The Company specializes in purchasing charged-off credit card debt and consumer loans indirectly from various banks and credit card issuers. The Company is a wholly owned subsidiary of USR Holdings Co.. On June 21, 2000, WowStores.com Inc. ("WOWS")(now known as USR Holdings Co.) purchased U.S. Receivables Management Corp. through a Plan of Reorganization (under Section 368 of the IRS). Shareholders of U.S. Receivables received 40,000,000 common shares of WOWS for 6,411,250 of privately held stock.

          (2) Stockfirst.com Inc. (formerly known as Genesis Capital Corp.), 500 North Broadway, Suite 129, Jericho, NY 11753, was incorporated on June 17, 1998 in the State of Delaware. The Company was engaged in the business of operating an Internet website that provided financial information to the investing public for investment decisions. On August 28, 2000, Stockfirst.com, Inc. sold the assets of the website, financial content, domain name, and 55,000 subscribers that subscribed to the Stockfirst.com newsletter. Stockfirst.com, Inc. sold the assets for $10,000.00 plus 100,000 common shares of The Stock Advisor. The Stock Advisor, Inc. is a privately held company. Stockfirst.com, Inc. is not operating any type of business currently. August 24, 1999, WowStores.com Inc. (now known as USR Holdings Co.), purchased Stockfirst.com, Inc. through a Plan of Reorganization (under Section 368 of the IRS). Shareholders of Stockfirst.com, Inc. received 344,500,000 common shares of WOWS for 2,281,500 of privately held stock.

     (b) Disposition of assets. Since October 1, 2001, there has been no material adverse change in the assets or liabilities or in the condition, financial or other of USRH, except changes occurring in the ordinary course of business and changes referred to or permitted herein.

     (c) Lawsuits and claims. USRH is not a party to or threatened by any litigation, proceeding, or controversy before any court or administrative agency which might result in any change in the business or properties of USRH or which change would be substantially adverse taking into account the entire business and properties of USRH; USRH is not in default with respect to any judgment, order, writ, injunction, decree, rule, or regulation of any court or administrative agency.

     (d) Taxes. USRH has filed with the appropriate governmental agencies all ax returns required by such agencies to be filed by it and is not in default with respect to any such filing. USRH has paid all taxes claimed to be due by state and local taxing authorities and has not been examined by representatives of the United States Internal Revenue Service for federal taxes since inception.

     (e) Financial Condition: USHR represents and warrants that it will have no material liabilities except as disclosed in this Agreement at the time of closing and shall have no liabilities upon completion of the 506 offering provided for herein.

     (f) Financial Statements. USHR represents and warrants that it will complete full audits of its financial statements for the past year according to GAAP and that the same shall be certified as true and correct by the current officers and directors of USHR.

     (g) No Mistatements: USHR has not made any material misrepresentation of its financial condition or failed to disclose any material fact which, if disclosed, would cause Technol not to close.

     8. Representations and warranties of TECHNOL. TECHNOL represents and warrants to USRH that:

     (a) Corporate status. TECHNOL is a New Jersey S corporation duly organized and existing under the laws of the State of New Jersey, with an authorized capital stock consisting of 6,000,000 shares of common stock, $0.001 par value, of which 1,185,600 shares have been duly issued and are outstanding fully paid and non-assessable; and no shares of preferred stock, or any other form of stock or security, of which no shares are issued or outstanding. TECHNOL has no subsidiary.

     (b) Corporate authority. TECHNOL and its shareholders have the corporate right and authority to acquire and operate the properties and business now owned and operated by it and to issue and deliver the number of shares of its Common stock required to be issued hereunder to USRH.

     (c) Disposition of assets.

          i. On March 22, 2001, TECHNOL entered into a Funding Agreement with Technol Funding Group ("TFG"), a joint venture group, whereby TFG will provide funding to TECHNOL in the amount of $275,000 for a certain undiluted percentage of the issued and outstanding equity securities of TECHNOL. The structure of the Funding Agreement and the encompassing terms and conditions, including the payment schedule for the $275,000, is set forth in the Funding Agreement which is attached hereto and incorporated herein as Exhibit "A".

          ii. On August 24, 2001, TECHNOL entered into a conditional agreement with Brazilian-Indio Services, Inc., an Oregon corporation (hereinafter, "BIS"), Netresolutions.com, Inc., a Nevada corporation (hereinafter, "NRC") and, Emiliano Lakota, an individual (hereinafter, "EL"), whereby TECHNOL acquired voting control, reorganized BIS and become the successor issuer to BIS's Securities and Exchange Commission ("SEC") reporting obligations as provided for in Rule12g-3(a) of the Securities Exchange Act of 1934. As a condition of that agreement, TECHNOL agreed to purchase 2,500,000 BIS common stock shares from EL, which represents 50% of the issued and outstanding shares of BIS for Fifty-Five Thousand Dollars ($55,000). Further, in connection with a corporate succession transaction by means which may include, but not be limited to merger, consolidation, exchange of securities, acquisition of assets, or otherwise, NRC agreed to tender 2,500,000 BIS common stock shares, which represents 50% of the issued and outstanding common stock shares of BIS, to TECHNOL. In consideration for this action, TECHNOL agreed to issue to NRC Two Hundred Thousand (200,000) of TECHNOL's restricted common stock. The TECHNOL shares will be issued under the securities transaction exemption afforded by Section 4(2) of the Securities Act of 1933, as amended. Other than the aforementioned transaction, since October 1, 2001, there has been no material adverse change in the assets or liabilities or in the condition, financial or other, of TECHNOL except changes occurring in the ordinary course of business and changes referred to or permitted herein. The agreement between TECHNOL and BIS is conditional upon TECHNOL paying the $55,000 and will not be effective until those monies have been paid in full.

     (d) Lawsuits and claims. TECHNOL is not a party to or threatened by any litigation, proceeding, or controversy before any court or administrative agency which might result in any change in the business or properties of TECHNOL or which change would be substantially adverse, taking into account the entire business and properties of TECHNOL.

     (e) Taxes. TECHNOL has filed with the appropriate governmental agencies all tax returns required by such agencies to be filed by it and is not in default with respect to any such filing. TECHNOL has paid all taxes claimed to be due by state and local taxing authorities and has not been examined by representatives of the United States Internal Revenue Service for federal taxes during the past three fiscal years.

     9. Interim conduct of business by TECHNOL. Until the time of closing, TECHNOL will conduct its business in the ordinary and usual course, and prior to the time of closing it will not, without the written consent of USRH, borrow any money, incur any liability other than in the ordinary and usual course of business or in connection with the performance or consummation of this agreement, encumber or permit to be encumbered any of its properties and assets, dispose or contract to dispose of any property except in the regular and ordinary course of business, enter into any lease or contract for the purchase of real estate, form or cause to be formed any subsidiary, pay any bonus or special remuneration to any officer or employee, declare or pay any dividends, make any other distributions to its shareholders, or issue, sell, or purchase any stock, notes, or other securities.

     10. Access to information. From the date hereof each party shall allow the other free access to its files and audits, including any and all information relating to taxes, commitments, and contracts, real estate and personal property titles, and financial condition. From the date hereof each party agrees to cause its auditors to cooperate with the other in making available all financial information requested, including the right to examine all working papers pertaining to audits made by such auditors.

     11. Conditions and obligations of USRH. Unless at the time of closing the following conditions are satisfied, USRH shall not be obligated to make the transfer, assignment and conveyance as set forth in Paragraph 1 herein, and otherwise to effectuate its part of the reorganization herein provided:

     (a) The representations and warranties of TECHNOL set forth herein, are, on the date hereof and as of the time of closing, substantially correct.

     (b) The directors of TECHNOL have approved the consummation of this agreement and the matters herein provided.

     (c) No litigation or proceeding is threatened or pending for the purpose of with the probably effect of enjoining or preventing the consummation of this agreement or which would materially affect TECHNOL operation or its assets.

     (d) TECHNOL has complied with its agreements herein to be performed by it prior to the time of closing.

     (e) Simultaneous with closing of this transaction and as a condition of this transaction, TECHNOL will pay to US Receivables Management Corp. (USRH's subsidiary) $30,000, which represents all of US Receivables' outstanding debts. (See, "USE of PROCEEDS"). As a condition of this payment, US Receivables and Stockfirst.com, Inc., which has the same officer, director and majority shareholder structure as US Receivables, will become private entities with no public affiliation with either Technol or USRH, excepting any individual shareholder positions.

     12. Conditions of obligations of TECHNOL. Unless at the time of closing the following conditions are satisfied, TECHNOL shall not be obligated to issue and deliver the shares of its Common stock as set forth in Paragraph 1 herein, and otherwise to effectuate its part of the reorganization herein provided:

     (a) The representations and warranties of USRH set forth in Paragraph 9 are, on the date hereof and as of the time of closing, substantially correct subject to any change made because of any action approved by TECHNOL.

     (b) The directors of USRH have approved and the holders of all of the outstanding shares of USRH have voted in favor of the consummation of this agreement and the matters herein provided.

     (c) No litigation or proceeding is threatened or pending for the purpose or with the probable effect of enjoining or preventing the consummation of this agreement or which would materially affect USRH operation of the properties and business to be acquired by it hereunder.

     (d) The following is subscribed and paid for in full: In October 2001, TECHNOL intends to effectuate a Regulation D, Rule 506 offering for purchase 500,000 to 1,000,000 Units, with a 500,000 Unit Minimum at a price of $.50 per Unit, each Unit consisting of one (1) share of common stock valued at $.50 per share, par value $0.001 per share, and an option to purchase three (3) warrants exercisable at $1.00 per warrant, par value $0.001 per share (collectively "the Units"). Each warrant equals one (1) share of fully paid and non-assessable Common Stock of Technol Fuel Conditioners, Inc., at a price equal to $1.00 per share (the "Exercise Price"). The Warrant Termination Date shall be three (3) years from the date of the publication of the Offering Prospectus, and will entitle the warrant holder to purchase three (3) warrants exercisable at $1.00 per warrant share up and through the Warrant Termination Date. The "Use of Proceeds" to be set forth in that Offering are as follows:

     Based upon a fully subscribed Offering, excluding the exercising of the Warrants, the proceeds raised would amount to $250,000. No monies raised from this Offering will be used for working capital. The proceeds raised from this Offering will be used for the following if only the minimum is raised:

     Debt for Purchase of Brazilian-Indio Services, Inc.             $ 55,000
     Purchase of 85,000 shares of USR Holdings Co. common stock(1) $ 70,000 Assume $30,000 debt owed to US Receivables Management Corp.(2) $ 30,000
     Assume $25,000 debt of USR Holdings Co. (3)                     $ 25,000
     Consulting                                                      $ 20,000
     Legal                                                           $ 35,000
     Edgar costs (past due and future)*                              $  1,200
     Accounting *                                                    $  7,800
     Escrow fees                                                     $  1,000
     General Debts*                                                  $  5,000
                                                                     --------
     TOTAL                                                           $250,000

(1) The Company intends to enter into a acquisition/merger agreement with USR Holdings Co. A condition of that agreement is that USR Holdings Co. will effectuate a 1:400 reverse merger upon which, the Company will purchase 85,000 post split common stock shares from USR Holdings shareholder, Greco Family Limited Partnership, for $70,000.
(2) An additional condition of the aforementioned agreement between USR Holdings Co. is that the Company will assume a $30,000 pre-existing debt of US Receivables Management Corp. , a subsidiary of USR Holdings Co. (3) Pursuant to a contract between USR Holdings Co. and NMR, Inc.

* These are approximate costs based upon passed due obligations and future requirements

     13. Abandonment of agreement. If by reason of the provisions of Paragraphs 11 or 12 above either party is not obligated to effectuate the reorganization, then either party which is not so obligated may terminate and abandon this agreement by delivering to the other party written notice of termination prior to the time of closing, and thereupon this agreement shall be terminated without further obligation or liability upon either party in favor of the other.

     14. Authorization by shareholders. TECHNOL and USRH shall promptly take such action as may be necessary to call special meetings of their respective shareholders to authorize the consummation of this agreement and the matters herein provided, and each will recommend to its shareholders that this agreement and the matters herein provided, and all other matters necessary or incident thereto, be approved, authorized, and consummated.

     15. Listing of USRH stock issued to TECHNOL. USRH shall not be required to prepare and file a registration statement under the Securities Act of 1933 covering the shares of Common stock to be delivered hereunder, though it is not precluded from do so; However, it shall prepare an 8-K filing providing the requisite information on the acquisition.

     16. Brokers' fees. Neither party has incurred nor will incur any liability for brokerage fees or agents' commissions in connection with the transactions contemplated hereby.

     17. Execution of documents. At any time and from time to time after the time of closing, USRH will execute and deliver to TECHNOL and TECHNOL will execute and deliver to USRH such further conveyances, assignments, and other written assurances as TECHNOL or USRH shall reasonably request in order to vest and confirm TECHNOL's shareholders and USRH, respectively, title to the shares and/or assets to be and intended to be transferred, assigned, and conveyed hereunder.

     18. Parties in interest. Nothing herein expressed or implied is intended or shall be construed to confer upon or to give any person, firm, or corporation other than the parties hereto any rights or remedies under or by reason hereof.

     19. Completeness of agreement. This agreement contains the entire understanding between the parties hereto with respect to the transactions contemplated hereby.

     20. Survival of Representations and Warranties. Each of the parties hereto hereby agrees that all representations and warranties made by or on behalf of him or it in this Agreement or in any document or instrument delivered pursuant hereto shall survive for a period of three (3) years following the Closing Date and the consummation of the transactions contemplated hereby, except with respect to the representation and warranties set forth in Sections 4 which shall survive applicable statute of limitations period.

     21. General Provisions.

          21.1 Headings and Interpretation. The headings used in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of any term or provision of this Agreement.

          21.2 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party.

          21.3 Entire Agreement. This Agreement represents the entire understanding of the parties with reference to the matters set forth herein. This Agreement supersedes all prior negotiations, discussions, correspondence, communications and prior agreements among the parties relating to the subject matter herein.

          21.4 Amendment. This Agreement may not be amended or modified except by an instrument in writing signed by the parties hereto.

          21.5 Applicable Law. This Agreement shall be governed by the substantive laws of the State of New Jersey, without regard to its conflict of laws provisions.

          21.6 Notices:

                   If to the TECHNOL Fuel Conditioners, Inc.
                   1 Main Street
                   Ste, 405
                   Eatontown, NJ 07724
                   732-542-0111
                   732-542-0109 (fax)
                   Attn: Melvin E. Hooper

                   If USR Holdings Co.:
                   500 N. Broadway, Ste. 129
                   Jericho, NY 11753
                   516-937-7900
                   516-937-7102 (fax)
                   Attn: Barry Calvagna

                   Copies to:
                   Thomas F. Pierson, Esq.
                   1004 Depot Hill Rd., #200
                   Broomfield, CO 80020
                   303-404-9904
                   303-404-9908 (Fax)

     21.7 Counterparts and Facsimile Transmission Copies of Originals. This Agreement may be executed in several original or facsimile copy counterparts and all so executed and transmitted shall constitute one Agreement, binding on all the parties hereto even though all the parties are no signatories to the original or the same counterpart. Facsimile transmitted signatures shall be deemed valid as though they were originals and the parties may perform any and all obligations and duties in reliance on the facsimile copies.

     21.8 Further Assurances, Additional Documents, Etc. The parties will cooperate with each other to accommodate the intent of this agreement. TECHNOL and URH will exchange all financial records of the respective company in a timely fashion so that there will be a seamless financial transition. Failure to timely provide all corporate and financial information on the respective Company shall constitute a breach of this Agreement and the non-breaching party shall have the right to terminate this Agreement or seek damages at its sole discretion.

     IN WITNESS WHEREOF, the parties hereto have executed, or caused their duly authorized representatives to execute, this Agreement and Plan of Reorganization as of the date first written above.

Technol Fuel Conditioners, Inc.

 /S/
______________________________
By:

USR Holdings Co.

 /S/
______________________________
By:

US Receivables Management Corp.                Stockfirst.com, Inc.

 /S/                                            /S/
______________________________                 ______________________________
By:                                            By:

                            Technol Shareholders:


Name:                 Address:            Social Security or Tax I.D. Number:
______________________________________________________________________________